Exhibit (k)(1)

                          FORM OF ESCROW AGREEMENT

     THIS AGREEMENT is made and entered into as of [ ], 2005, by and between Goldman Sachs Hedge Fund Partners Registered Fund, LLC, a Delaware limited liability company (the "Fund") and SEI Investments Global Funds Services, a Delaware business trust ("SEI" or the "Escrow Agent").

                                 WITNESSETH

     WHEREAS, the Fund has retained SEI to provide certain administration, accounting and investor services pursuant to an Administration Agreement dated as of [ ], 2005, by and between SEI and the Fund (the "Administration Agreement"); and

     WHEREAS, the Fund desires that SEI also provide services as escrow agent for the purpose of receiving payments from potential subscribing members in the Fund (the "Potential Investors") and SEI wishes to provide such services.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1. ACCEPTANCE BY ESCROW AGENT. The Escrow Agent hereby accepts the appointment as escrow agent hereunder and agrees to act on the terms and conditions hereinafter set forth.

2. RIGHTS AND RESPONSIBILITIES OF ESCROW AGENT. The acceptance by the Escrow Agent of its duties hereunder is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control the Escrow Agent's rights, duties, liabilities and immunities.

          (a) The Escrow Agent shall act hereunder as a depositary only, and in its capacity as such, it shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any document furnished to the Escrow Agent or any asset deposited with it.

          (b) "Instructions" mean (i) oral instructions received by SEI from any person duly authorized by the Fund, to give such instructions on behalf of the Fund (an "Authorized Person") or from a person reasonably believed by SEI to be an Authorized Person, or (ii) written instructions received by the Escrow Agent and signed by an officer of the Fund, or any other person duly authorized by the Fund, to give such instructions on behalf of the Fund. Such written instructions may be delivered by hand, mail, facsimile, cable, telex, telegram or electronic mail. Any Instruction terminating this Agreement must be given by written instruction and may be delivered only by hand or mail. The Fund shall file from time to time with the Escrow Agent a copy, certified by an officer of the Fund, of each resolution of the Fund authorizing the person or persons to give Instructions. Such resolution shall include certified signatures of such persons authorized to give Instructions. Such certificate shall constitute conclusive evidence of the authority of the signatories designated therein to act. Such resolution shall be considered in full force and effect with the Escrow Agent fully protected in acting in reliance thereon unless and until it receives written notice from the Fund to the contrary. The Escrow Agent may rely upon and shall be protected for any action or omission it takes pursuant to Instructions if it, in good faith, believes such Instructions to be genuine. Unless otherwise provided in this Agreement, the Escrow Agent shall act only upon Instructions. The Escrow Agent shall be entitled to assume that any Instruction received hereunder is not in any way inconsistent with the provisions of the Fund's limited liability company agreement or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Managers or its members, unless and until the Escrow Agent receives Instructions to the contrary.

          (c) The Escrow Agent shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. The Escrow Agent shall be liable for any damages arising out if its failure to perform its duties under this Agreement to the extent such damages arise out of its willful misfeasance, fraud, bad faith, gross negligence or reckless disregard of such duties.

          (d) Notwithstanding anything in this Agreement to the contrary, neither party to this Agreement nor its affiliates, nor their respective officers, directors, trustees, members, managers or agents, shall be liable to the other party, its affiliates or their respective officers, directors, trustees, members, managers or agents for any consequential, special or indirect losses or damages in connection with any matter arising under this Agreement, whether or not the likelihood of such losses or damages was known by any such person.

          (e) Without limiting the generality of the foregoing or of any other provision of this Agreement, the Escrow Agent shall not be liable for losses beyond its control, provided it has acted in accordance with the standard of care set forth in clause (c) above, and the Escrow Agent shall not be liable for delays or errors or loss of data occurring by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

          (f) The Fund agrees to indemnify the Escrow Agent and hold it harmless from and against any tax, charge, loss, liability, expense (including reasonable attorneys' fees and expenses), claim or demand arising directly or indirectly from any action or omission to act which the Escrow Agent takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Instructions; provided, however, that neither the Escrow Agent, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of the Escrow Agent's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. The Fund shall indemnify and hold harmless the Escrow Agent against and in respect of any liability for taxes and for any penalties or interest in respect of taxes attributable to the investment of funds held in escrow by the Escrow Agent pursuant to this Agreement, provided that such investment shall have been made in accordance with the terms of this Agreement. These indemnities shall survive the resignation of the Escrow Agent or the expiration or any termination of this Escrow Agreement.

          (g) The Escrow Agent shall have no duties under this Agreement except those specifically set forth in this Agreement.

          (h) The Escrow Agent shall have the right at any time it deems appropriate to seek an adjudication in a court of competent jurisdiction as to the respective rights of the parties hereto where there is a reasonable basis for doing so and shall not be held liable by any party hereto for any delay or the consequences of any delay occasioned by such resort to court.

          (i) The Escrow Agent shall notify promptly an officer of the Fund of any discrepancy between the amounts set forth on any remittance advice received by Escrow Agent and the sums delivered to it therewith.

3. DEFINITIONS.  Except as specifically set forth herein, the terms used in
this   Agreement   shall  have  the  same  meaning  as  set  forth  in  the
Administration Agreement between the Fund and SEI.

4. DEPOSIT OF ESCROW FUND. The Escrow Agent shall establish an account at Wachovia Bank, or a similar banking institution agreed to by the Fund, in the name of "Goldman Sachs Hedge Fund Partners Registered Fund, LLC, Escrow Account for the Benefit of Investors" (the "Subscription Account") and a separate and distinguishable account in the name of "Goldman Sachs Hedge Fund Partners Registered Fund, LLC, Repurchase Account" (the "Repurchase Account", and, together with the Subscription Account, the "Accounts"). The Escrow Agent shall promptly deposit in the Subscription Account checks remitted by Potential Investors and made payable to the Fund. Potential Investors also may deposit monies in the Subscription Account by wire transfer pursuant to instructions provided to them by the Fund. Balances on deposit in the Subscription Account will earn interest at prevailing market rates pursuant to arrangements approved by the Fund which will be credited to the Accounts in accordance with Section 7 of this Agreement.

5. STATEMENTS. During the term of this Agreement, the Escrow Agent shall provide the Fund with (a) a statement containing the beginning balance in each Account as well as all principal and income transactions for the statement period, promptly following the end of each calendar month, and
(b) a daily summary of amounts deposited and the status of available funds. The Fund shall be responsible for reconciling such statements and for notifying the Escrow Agent of any inaccuracies in any such statement within 90 days after the Escrow Agent provides the statement to the Fund.

6. DISTRIBUTIONS AND CLOSINGS. Upon Instructions, at each closing of each offering of interests in the Fund, the Escrow Agent will wire principal balances on deposit in the Subscription Account to the account designated by the Fund. Although the Escrow Agent shall endeavor to wire such principal balances to the account designated by the Fund regardless of when Instructions are delivered, the Escrow Agent shall only be obligated to do so if Instruction are sent to the Escrow Agent by 2:00 p.m. on the closing date with respect to each closing. In the event that a Potential Investor who has escrow funds in the Subscription Account is not admitted into the Fund, upon Instructions, the Escrow Agent shall promptly issue refunds to the Potential Investor in the amount of the principal balance with accrued interest. Such refunds shall be made in check form or by wire transfer to the brokerage account of the Potential Investor, as designated in such Instructions.

7. INTEREST. All interest earned on the escrow funds deposited in the Accounts hereunder shall be added to and held in the Accounts. With respect to each closing, interest attributable to each Potential Investor will be calculated based upon its balance and duration in the Subscription Account and credited to such investor's account as interest in the Fund. Notwithstanding the foregoing, with respect to any closing, upon
Instructions requesting that the interest attributable to a Potential Investor be paid to such Potential Investor directly, the Escrow Agent shall promptly issue such interest payment in check form to such Potential Investor (along with a cover letter, with a copy to the Fund). The Escrow Agent shall prepare and send notifications on Form 1099 for each calendar year with respect to each investor to whom interest was paid pursuant to the foregoing sentence.

8. REPURCHASES. The Fund from time to time may wire balances to the Repurchase Account in connection with periodic repurchases of interests by the Fund from its members. Upon Instructions, the Escrow Agent shall issue promptly repurchase payments from the Repurchase Account by check or wire transfer, as indicated in the Instructions, to the repurchasing member or to Goldman Sachs Hedge Fund Strategies LLC ("HFS") in respect of any fees payable to HFS in connection with such redemption, as the case may be. Upon Instructions, the Escrow Agent will withhold specified amounts from repurchasing members. Any interest earned thereon will be credited to the accounts of the Fund.

9. TAX IDENTIFICATION NUMBER. All deposits to the Accounts shall be subject to the Escrow Agent's receipt of a valid tax identification number for the Fund or Potential Investor, as applicable.

10. COMPENSATION. In consideration of the Escrow Agent's services hereunder, the Fund shall pay or cause to be paid to the Escrow Agent such fees and other amounts as may be mutually agreed to in writing by the Fund and Escrow Agent from time to time. Any such annual fee agreed upon by the parties hereto shall be prorated for any portion of a year in which the Escrow Agent provides services as contemplated by this Agreement. Notwithstanding the foregoing, standard account transaction charges imposed by the banking institution at which the Accounts are maintained will be billed to the Fund as an out-of-pocket expense.

11. AMENDMENT. This Agreement may not be amended or supplemented, and no provision hereof may be modified or waived, except by an instrument in writing, signed by both parties hereto.

12. DURATION AND TERMINATION. This Agreement shall be in effect through and including the one-year anniversary of the date of the initial public sale of interests in the Fund pursuant to the Fund's Registration Statement filed on Form N-2 with the SEC on June 23, 2003 (the "Initial Term"). After the Initial Term, the term of this Agreement will automatically renew for additional one-year renewal terms (a "Renewal Term"; each Renewal Term and the Initial Term, being referred to herein as a "Term") unless either the Escrow Agent or the Fund gives written notice to the other party at least 90 days prior to the date on which the Initial Term or the then-current Renewal Term is scheduled to expire, that the notifying party has elected to let such Term expire. This Agreement may be terminated only: (i) by the Escrow Agent or the Fund in accordance with the provisions of this Section 12; (ii) by the Escrow Agent on such date as is specified in written notice given by the Escrow Agent, in the event of a breach of one or more provisions of this Agreement, which are individually or in the aggregate material to this Agreement, in any material respect by the Fund, provided the Escrow Agent has notified the Fund of the breach at least 90 days prior to the specified date of termination and the Fund has not remedied such breach within 45 days of the date of such notice is received by the Fund; or (iii) by the Fund on such date as is specified in written notice given by the Fund, as applicable, in the event of a breach of one or more provisions of this Agreement, which are individually or in the aggregate material to this Agreement, in any material respect by the Escrow Agent, provided the Fund has notified the Escrow Agent of the breach at least 90 days prior to the specified date of termination and the Escrow Agent has not remedied such breach within 45 days of the date of such notice is received by the Escrow Agent. In addition, this Agreement shall terminate upon the dissolution, liquidation, winding-up or termination of the Fund.

     Upon the termination or expiration of this Agreement and upon the delivery of the balance of the Accounts to a successor escrow agent or such other person as may be designated by Instructions, the Escrow Agent shall have no further obligations to provide services hereunder. If no successor Escrow Agent has been designated pursuant to Instructions to receive the balance of the Accounts at the specified date of termination, the Escrow
Agent shall have no further obligation to provide services hereunder, except to hold the escrow funds as a depositary. Upon written notification by the Fund of the appointment of the successor, the Escrow Agent shall promptly deliver the balance of the Accounts to such successor, and the duties of the resigning Escrow Agent shall thereupon in all respects terminate.

     The provisions of Sections 2(a), 2(c), 2(d), 2(e), 2(f), 5 and 13 through 20 shall survive the termination or expiration of this Agreement.

13. EXECUTION. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

14. MISCELLANEOUS. All covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of such parties and their respective heirs, administrators, legal representatives, successors and assigns, as the case may be. The headings in this Agreement are for convenience of reference only and shall neither be considered as part of this Agreement, nor limit or otherwise affect the meaning thereof.

15. NOTICES. All instructions, notices and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or facsimile or mailed by first class, registered mail, return receipt requested, postage prepaid, and addressed as follows:

     (a) If to the Fund


     c/o Goldman Sachs Hedge Fund Strategies LLC
     Attn: General Counsel
     701 Mt. Lucas Road
     Princeton, NJ  08590


     (b) If to the Escrow Agent

     SEI Investments Global Funds Services
     Attn: General Counsel
     One Freedom Valley Drive
     Oaks, PA 19456

16. PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

17. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided that, the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and instructions.

18. GOVERNING LAW; VENUE. This Agreement shall be deemed to be a contract made in New York and governed by the laws of the State of New York, without regard to principles of conflicts of law. The parties agree that all actions and proceedings arising out of, under or in connection with this Agreement shall be brought in and be subject to the jurisdiction of a court of the State of New York or the United States District Court for the Southern District of New York located in the City of New York, and the parties irrevocably submit to the jurisdiction of such courts in respect of any such action or proceeding and waive to the fullest extent permitted by law any objection that they may now have or hereafter have to the laying of venue of any such action or proceeding in such manner, including any claim that such action or proceeding has been brought in an inconvenient forum. THE PARTIES HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDINGS OR LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

19. ASSIGNMENT. This Agreement may not be assigned by either party without the written consent of the other party; provided, however, that the Fund agrees not to unreasonably withhold its consent to an assignment by the Escrow Agent of all or part of its rights, responsibilities, or duties hereunder to any subsidiary, parent or affiliate of the Escrow Agent upon the provision of prior notice to the Fund, provided that no such assignment will relieve the Escrow Agent of any of its obligations hereunder. Such assignment will be valid only so long as the assignee or delegate remains a subsidiary, affiliate or parent of the Escrow Agent and in the event of any such assignment, the Escrow Agent will remain responsible for the acts of any such entity to whom it makes such assignment.

20. NO INTEREST. The Escrow Agent does not have any interest in the Accounts or the underlying funds (including interest) that reside in such Accounts and is serving as an escrow holder only in accordance with the provisions of this Agreement and has only possession thereof in accordance with the provisions of this Agreement.

     IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED FUND, LLC

By:
   --------------------------
Name:
Title:


SEI INVESTMENTS GLOBAL FUNDS SERVICES

By:
   --------------------------
Name:
Title: